UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

Bakken Resources, Inc.

(Exact name of registrant specified in charter)

Nevada	000-53632	26-2973652
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

1425 Birch Ave., Suite A, Helena, MT 59601

(Address of principal executive offices)  (Zip Code)

(406) 442-9444

Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

(b)

Bakken Resources Inc., (the “Company”) received a letter of resignation from Herman R. Landeis as Chief Financial Officer of the Company, effective as of May 31, 2011.  Mr. Landeis served as Chief Financial Officer of the Company since January 4, 2011.

(c)

The Company announced the appointment of David Deffenbaugh (age 52) as Chief Financial Officer of the Company on May 31, 2011.  The Board of Directors’ approval of Mr. Deffenbaugh’s appointment was concurrent with Mr. Landeis’ resignation as Chief Financial Officer.  Mr. Deffenbaugh is a Certified Public Accountant with 28 years of accounting experience. From September 1996 through the present, Mr. Deffenbaugh has maintained an accounting and financial services practice, providing services to individuals and businesses located predominately in the State of Montana.  Mr. Deffenbaugh has been responsible for the preparation of SEC financial reports and related regulatory reporting for Montana Corporation and Crop Growers Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bakken Resources, Inc.

By:	/s/Val M. Holms
Name: Val M. Holms
Title: President & CEO
Dated: June 6, 2011